PLACEMENT AGREEMENT

This PLACEMENT AGREEMENT (the “Agreement”) dated as of the ____ day of _____, 2007, by and between PARK CITY GROUP, INC., a Nevada corporation (the “Company”), and TAGLICH BROTHERS, INC. (“Placement Agent”).

W I T N E S S E T H:

WHEREAS, in reliance upon the representations, warranties, terms and conditions hereinafter set forth, the Placement Agent will use its best efforts to privately place (the “Proposed Offering”) a minimum principal amount of $1,000,000 (the “Minimum Amount”) and a maximum principal amount of $3,500,000 (the “Maximum Amount”) of the Company’s 5% convertible preferred stock, $0.01 par value per share (the “Preferred Stock” and the shares of Preferred issued being herein called the “Shares”), at a purchase price (the “Purchase Price”) equal to $10.00 per Share together with warrants to purchase 1,000 shares of Common Stock for each $14,000 in Purchase Price of Shares (the “Investor Warrants”) in one or more closings (each a “Closing”);

WHEREAS, the Shares are being issued pursuant to the Company’s Confidential Private Placement Memorandum and exhibits thereto dated May 31, 2007, as the same may be amended and/or supplemented from time to time, (collectively, the “Memorandum”); and

WHEREAS, the Shares are being issued to the buyers thereof (the “Investors”) pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”).

NOW, THEREFORE, in consideration of the premises and the respective promises hereinafter set forth, the Company and the Placement Agent hereby agree as follows:

1.	Agreement to Act as Placement Agent.

(a)          The Placement Agent shall act on a best efforts basis and does not guarantee that it will be able to raise new capital in any prospective Offering. The Company acknowledges that any advice given by the Placement Agent to the Company is solely for the benefit and use of the Board of Directors of the Company and may not be used, reproduced, disseminated, quoted or referred to without the Placement Agent’s prior written consent.

(b)          The term of The Placement Agent’s non-exclusive engagement will end at the end of the offering period as described in the Memorandum; however, the Company may terminate the engagement at any time upon 30 days written notice to the Placement Agent. Upon termination and thereafter, the Placement Agent will be entitled to collect all amounts owed to it pursuant to Section 11.

2.                          Representations and Warranties of the Company. The Company hereby represents and warrants to and covenants and agrees with the Placement Agent, as of the date hereof and as of the date of each Closing, as follows:

(a)          The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified and in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by the Company or the property owned or leased by the Company requires such qualification. Except as described in the Memorandum, the Company has no subsidiaries and does not own any equity interest and has not made any loans or advances to or guarantees of indebtedness to any person, corporation, partnership or other entity.

(b)	The capital structure of the Company is as described in the Memorandum.

(c)          The Company has the full right, power and authority to execute, deliver and perform under this Agreement. This Agreement has been duly executed by the Company and this Agreement and the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action and each constitute, the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms.

(d)          All of the issued and outstanding shares of the Company’s Common Stock (the “Common Stock”) have been duly and validly authorized and issued, are fully paid and nonassessable (with no personal liability attaching to the holders thereof or to the Company) and are free from preemptive rights or rights of first refusal held by any person. All of the issued and outstanding shares of Common Stock have been issued pursuant to either a current effective registration statement under the 1933 Act or an exemption from the registration requirements thereof, and were issued in accordance with all applicable Federal and state securities laws.

(e)          The Shares to be issued at each Closing, and the shares of Common Stock issuable upon conversion of such Shares, have been duly and validly authorized for issuance and, when issued pursuant to this Agreement or pursuant to such conversion, will be duly and validly authorized and issued, fully paid and nonassessable and free from preemptive rights or rights of first refusal held by any person.

(f)           The following financial statements of the Company (hereinafter collectively, the “Financial Statements”) are included in the Memorandum: (i) consolidated balance sheets as of June 30, 2005 and 2006, and consolidated statements of operations, shareholders’ deficit and cash flows for the fiscal years then ended, and the related notes thereto, which have been audited by HJ & Associates, LLC (“HJ”), independent certified public accountants, and (ii) unaudited consolidated balance sheet as of March 31, 2007, and consolidated statements of operations and cash flows for the nine months ended March 31, 2006 and 2007, and the related notes thereto. The Financial Statements, which are included in the Company’s Registration Statement on Form SB-2/A filed with the SEC on January 18, 2007 and the Company’s Form 10QSB Quarterly Report for the fiscal quarter ended March 31, 2007 (the “Form 10QSB”), were prepared in accordance with generally accepted accounting principles consistently applied and present and reflect fairly the financial position of the Company at the respective balance sheet dates and the results of its operations and cash flows for the periods then ended, provided, however, that the financial statements included in the Form 10QSB are subject to normal year-end adjustments and lack footnotes and other presentation items. During the period of HJ’s engagement as the Company’s independent certified public accountants, there have been no disagreements between the accounting firm and the Company on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure and no events required to be reported on a current report on Form 8-K relating to the relationship between the Company and the accounting firm. The Company has made and kept books and records and accounts which are in reasonable detail and which fairly and accurately reflect the activities of the Company, subject only to year-end adjustments.

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(g)          The Company has good and marketable title to all of its material property and assets and, except as set forth in the Memorandum or the financial statements of the Company (the “Financial Statements”), none of such property or assets of the Company are subject to any lien, mortgage, pledge, encumbrance or other security interest.

(h)                        Except as may be disclosed in the Memorandum, since March 31, 2007, there has not been any material adverse change in the financial condition or in the operations, business or prospects of the Company from that shown in the Financial Statements or any damage or destruction, not covered by insurance, which affects the business, property or assets of the Company.

(i)                         Except as set forth in the Exhibits to the Memorandum, the Company has not filed any Current Reports on Form 8-K or other reports filed with the Securities and Exchange Commission (the “SEC”) subsequent to January 18, 2007.

(j)                          Neither the execution nor delivery of this Agreement, the Investor Warrants or the Placement Agent Warrants (as defined below) or the issuance and delivery of the Shares or the Common Stock issuable upon exercise of the Investor Warrants and Placement Agent Warrants, by the Company, nor the performance by the Company of the transactions contemplated by this Agreement or the Investor Warrants and Placement Agent Warrants: (i) requires the consent, waiver, approval, license or authorization of or filing with or notice to any person, entity or public authority (except any filings required by Federal or state securities laws, which filings have been or will be made by the Company on a timely basis); (ii) violates or constitutes a default under or breach of any law, rule or regulation applicable to the Company; or (iii) conflicts with or results in a breach or termination of any provision of, or constitutes a default under, or will result in the creation of any lien, charge or encumbrance upon any of the property or assets of the Company with or without the giving of notice, the passage of time or both, pursuant to (A) the Company’s articles of incorporation (as amended) or by-laws, (B) any mortgage, deed of trust, indenture, note, loan agreement, security agreement, contract, lease, license, alliance agreement, joint venture agreement, or other agreement or instrument, or (C) any order, judgment, decree, statute, regulation or any other restriction of any kind or character to which the Company is a party or by which any of the assets of the Company may be bound.

(k)          Except as described in the Memorandum, the Company does not have any indebtedness to any officer, director, 5% stockholder or other Affiliate (as defined in the Rules and Regulations of the SEC under the 1933 Act) of the Company.

(l)           The Company is in compliance with all laws, rules and regulations of all Federal, state, local and foreign government agencies having jurisdiction over the Company or affecting the business, assets or properties of the Company, except where the failure to comply has not and will not have a material adverse effect on the business, financial condition or results of operations of the Company, taken as a whole (a “Material Adverse Effect”). The Company possesses all licenses, permits, consents, approvals and agreements (collectively, “Licenses”) which are required to be issued by any and all applicable Federal, state, local or foreign authorities necessary for the operation of its business and/or in connection with its assets or properties, except where the failure to possess such Licenses has not and will not have a Material Adverse Effect.

(m)         The Company is not in default under any note, loan agreement, security agreement, mortgage, contract, franchise agreement, distribution agreement, lease, alliance

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agreement, joint venture agreement, other agreement, license, permit, consent, approval or instrument to which it is a party, and no event has occurred which, with or without the lapse of time or giving of notice, or both, would constitute such default thereof by the Company or would cause acceleration of any obligation of the Company or would adversely affect the business, operations, or financial condition of the Company, except where such default or event, whether with or without the lapse of time or giving of notice, or both, has not and will not have a Material Adverse Effect. To the best of the knowledge of the Company, no party to any note, loan agreement, security agreement, mortgage, contract, franchise agreement, distribution agreement, lease, alliance agreement, joint venture agreement, other agreement, license, permit, consent, approval or instrument with or given to the Company is in default thereunder and no event has occurred with respect to such party, which, with or without the lapse of time or giving of notice, or both, would constitute a default by such party or would cause acceleration of any obligations of such party.

(n)          To the best of the Company’s knowledge, no officer, director or 5% stockholder of the Company and no Affiliate of any such person either (i) holds any interest in any corporation, partnership, business, trust, sole proprietorship or any other entity which is engaged in a business similar to that conducted by the Company (other than a passive immaterial interest in a public company engaged in any such business) or (ii) engages in business with the Company.

(o)          There are no material (i.e., involving an asserted liability in excess of twenty-five thousand dollars ($25,000)) claims, actions, suits, proceedings or labor disputes, inquiries or investigations (whether or not purportedly on behalf of the Company), pending or, to the best of the Company’s knowledge, threatened, against the Company, at law or in equity or by or before any Federal, state, county, municipal or other governmental department, the SEC, the National Association of Securities Dealers, Inc., board, bureau, agency or instrumentality, domestic or foreign, whether legal or administrative or in arbitration or mediation, nor is there any basis for any such action or proceeding. Neither the Company, nor any of its assets are subject to, nor is the Company in default with respect to, any order, writ, injunction, judgment or decree that could adversely affect the financial condition, business, assets or prospects of the Company.

(p)                        The accounts receivable of the Company represent receivables generated from the sale of goods and services in the ordinary course of business. The Company knows of no material disputes concerning accounts receivable of the Company not disclosed in the Memorandum.

(q)                                       The accounts payable of the Company represent bona fide payables to third parties incurred in the ordinary course of business and represent bona fide debts for services and/or goods provided to the Company.

(r)           Except as set forth in the Memorandum, the Company does not have (i) any written employment contracts or oral employment contracts not terminable at will by the Company with any 5% percent shareholder, officer or director of the Company; (ii) any consulting agreement or other compensation agreement with any 5% percent shareholder, officer or director of the Company; or (iii) any agreement or contract with any 5% percent shareholder, officer or director of the Company that will result in the payment by the Company or the creation of any commitment or obligation (absolute or contingent), of the Company to pay any severance,

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termination, “golden parachute,” or similar payment to any present or former personnel of the Company following termination of employment. No director, executive officer or other key employee of the Company has advised the Company that he or she intends to resign as director and/or executive officer of the Company or to terminate his or her employment with the Company.

(s)                         Except as set forth in the Memorandum, the Company is not a party to a labor agreement with respect to any of its employees with any labor organization, union, group or association and there are no employee unions (nor any similar labor or employee organizations). There is no labor strike or labor stoppage or slowdown pending, or, to the knowledge of the Company, threatened against the Company, nor has the Company experienced in the last five (5) years any work stoppage or other labor difficulty. The Company is in compliance with all applicable laws, rules and regulations regarding employment practices, employee documentation, terms or conditions of employment and wage and hours and the Company is not engaged in any unfair labor practices, except where the failure to comply has not and will not have a Material Adverse Effect. There are no unfair labor practice charges or complaints against the Company pending before the National Labor Relations Board or any other governmental agency.

(t)                         Except as disclosed in the Memorandum, there is no employee pension, retirement or other benefit plans, maintained, contributed to or required to be contributed to by the Company covering any employee or former employee of the Company. The Company has no material liability or obligation of any kind or nature, whether accrued or contingent, matured or unmatured, known or unknown, under any provision of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or any provision of the Internal Revenue Code of 1986, as amended, specifically relating to persons subject to ERISA.

(u)                        The Company has timely filed or will timely file with the appropriate taxing authorities all returns in respect of taxes required to be filed through the date hereof and has timely paid or will timely pay all taxes that it is required to pay or has established an adequate reserve therefore. There are no pending or, to the knowledge of the Company, threatened audits, investigations or claims for or relating to any liability of the Company in respect of taxes.

(v)          The Company has no liabilities of any kind or nature whether accrued or contingent, matured or unmatured, known or unknown, except as set forth in the Memorandum and those liabilities incurred by the Company in the ordinary course of business since March 31, 2007.

(w)         There are no finder’s fees or brokerage commissions payable with respect to the transactions contemplated by this Agreement due to the actions of the Company, except as provided in Section 11 of this Agreement.

(x)                        Except as set forth in the Memorandum, the Company is not currently and has not during the past six (6) months been engaged in negotiations with respect to: (i) any merger or consolidation of the Company where the Company would not be the surviving entity; or (ii) the sale of the Company or any of its assets other than sales in the ordinary course of business.

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(y)          The Company has the right to conduct its business in the manner in which its business has been heretofore conducted. To the knowledge of the Company, the conduct of such businesses by the Company does not violate or infringe upon the patent, copyright, trade secret or other proprietary rights of any third party, and the Company has not received any notice of any claim of any such violation or infringement.

(z)                         The Company is currently in compliance in all respects with all applicable Environmental Laws (as defined below), including, without limitation, obtaining and maintaining in effect all permits, licenses, consents and other authorizations required by applicable Environmental Laws, and the Company is currently in compliance with all such permits, licenses, consents and other authorizations, except where the failure to comply does not and will not have a Material Adverse Effect. The Company has not received notice from any property owner, landlord, tenant or Governmental Authority (as defined below) that Hazardous Wastes (as defined below) are being improperly used, stored or disposed of at any property currently or formerly owned or leased by the Company or that any soil or ground water contamination has emanated from any such property. For purposes hereof, the term “Environmental Laws” means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other “Superfund” or “Superlien” law or any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance, or material, as now or at any time hereafter in effect. For purposes hereof, the term “Governmental Authority” shall mean the Federal Government of the United States of America, any state or any political subdivision of the Federal Government or any state, including but not limited to courts, departments, commissions, boards, bureaus, agencies, ministries or other instrumentalities. For purposes hereof, the term “Hazardous Wastes” shall mean any regulated quantity of hazardous substances as listed by the Environmental Protection Agency (the “EPA”) and the list of toxic pollutants designated by the United States Congress and/or the EPA or defined by any other Federal, state or local statute, law, ordinance, code, rule, regulation, order, or decree regulating, relating to or imposing liability for standard of conduct concerning any hazardous, toxic substance or material.

(aa)        The information contained in the Memorandum, taken together, describes in all material respects the business and financial condition of the Company, and such material, taken together, does not contain any misstatement of a material fact or omit to state a material fact necessary to make the information not misleading. The Investors and the Placement Agent shall be entitled to rely on such material notwithstanding any investigation they or any of them may have made.

(bb)        The Financial Statements included in the Memorandum present fairly the financial position of the Company as of the dates indicated and the results of its operations for the periods specified. The historical financial information included in the Memorandum has been derived from the accounting records of the Company and presents fairly the information shown thereby.

(cc)        The Investor Warrants and Placement Agent Warrants have been authorized for issuance to the Investors and the Placement Agent or its designees, respectively.

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The shares of Common Stock issuable upon exercise of the Investor Warrants and Placement Agent Warrants (the “Warrant Shares”), when issued and delivered against payment therefor in accordance with the terms thereof, will be duly and validly issued, fully paid, nonassessable and free of preemptive rights or rights of first refusal held by any person, and all corporate action required to be taken for the authorization and issuance of the Investor Warrants and Placement Agent Warrants and the Warrant Shares has been validly and sufficiently taken. The execution by the Company of the Investor Warrants and Placement Agent Warrants has been duly authorized by all required action of the Company and, when so executed and delivered, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3.	Representations, Warranties and Covenants of Placement Agent.

(a)                                       Placement Agent hereby represents and warrants that it is duly authorized to execute this Agreement and perform its duties hereunder, and the execution and delivery by Placement Agent of this Agreement and the consummation of the transactions contemplated by this Agreement have been authorized by all necessary corporate action and will not result in any violation of, or be in conflict with, or constitute a default under, Placement Agent’s Articles of Incorporation or By-Laws, any agreement or instrument to which Placement Agent is a party or Placement Agent’s property is bound, or any judgment, decree, order or any statute, rule or regulation applicable to Placement Agent.

(b)                                       In offering the Shares for sale, Placement Agent will not offer the Shares for sale, or solicit any offers to buy any Shares, or otherwise negotiate with any person in respect of the Shares, on the basis of any communications or documents relating to the Shares or any investment therein or to the Company or investment therein, other than the Memorandum and any other document satisfactory in form and substance to the Company. Placement Agent will promptly deliver a copy of each amendment or supplement to the Memorandum (i) to all offerees then being or thereafter solicited by Placement Agent, and (ii) to each person who has subscribed for Shares prior to the receipt by such person of such amendment or supplement.

(c)                                                      In offering the Shares for sale, Placement Agent shall conduct such sales in the manner described in the Memorandum.

4.	Covenants of the Company.

(a)          In connection with the Proposed Offering, the Company will at all times comply with all requirements imposed upon it by the 1933 Act, as now and hereafter amended, and by all applicable state securities laws and regulations, to permit the continuance of offers and sales of the Units in accordance with the provisions hereof and the Memorandum. During such period, the Company will amend and supplement the Memorandum in order to make the Memorandum comply with the requirements of the Act.

(b)          If at any time it is known or believed that any event occurred as a result of which the Memorandum or any representation or warranty contained in this section includes an untrue statement of a material fact or, in view of the circumstances under which they were made, omits to state any material fact necessary to make the statements therein not misleading, the

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Company will notify The Placement Agent and will prepare an amended or supplemented Memorandum which will correct such statement or omission.

(c)          The Company will not make any offers or sales of any security (other than the Shares) under circumstances that would cause the Proposed Offering to fail to qualify for an exemption from the registration requirements of applicable federal and state securities laws

.

(d)   The Company agrees at all times as long as the Investor Warrants or Placement Agent Warrants may be exercised, to keep reserved from the authorized and unissued Common Stock, such number of shares of Common Stock as may be, from time to time, issuable upon exercise of the Investor Warrants and Placement Agent Warrants.

(e)  For so long as at least twenty-five percent (25%) of the Shares are issued and outstanding, the Company shall cause its board of directors to invite a person designated by the Placement Agent to attend all meetings of the board of directors and all committees of the board of directors as an observer of such meetings and shall give such person the same notice of such meetings as it gives to the directors.

5.                     Survival of Representations and Warranties and Indemnification. The representations, warranties and covenants of the Company and Placement Agent set forth in Sections 2, 3 and 4 of this Agreement shall survive the execution and delivery of the Shares. The indemnification obligations of the Company as set forth in the indemnification rider identified as Appendix II (as amended or supplemented from time to time, the “Indemnification Rider”) to that certain engagement letter between the Company and the Placement Agent, dated May 7, 2007 (as amended or supplemented from time to time) is hereby incorporated by reference in its entirety as if more fully set forth herein, and the provisions of the Indemnification Rider shall apply and be applicable to, among other things, all representations and warranties of the Company.

6.                     Use of Proceeds. The net proceeds to the Company from the sale of the Minimum Amount of Common Stock and the Maximum Amount of Common Stock are estimated to be approximately 885,000 and 3,185,000, respectively, after deducting the fees and expenses associated with the Private Placement Offering. The net proceeds from the sale of the Shares will be used by the Company as disclosed in the Offering Materials.

7.                     Unregistered Securities. None of the Shares or the Warrant Shares have been registered under the 1933 Act, in reliance upon the applicability of Section 4(2), 4(6) and/or Rule 506 of Regulation D of the 1933 Act to the transactions contemplated hereby. The certificates representing the Shares and the Warrant Shares will bear an investment legend stating that they are “restricted securities” (as defined in Rule 144 under the Securities Act) and may only be publicly offered and sold pursuant to an effective registration statement filed with the SEC or pursuant to an exemption from the registration requirements.

8.                     Registration Rights. The Placement Agent shall be deemed to be a party to, and entitled to the benefits of the registration rights set forth in Section 3 of, that certain Stock Purchase Agreement executed and delivered by the Company to the Investors, and the shares of Common Stock issuable upon exercise of the Placement Agent Warrants shall be included as Registrable Securities in said agreement.

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9.                     Conditions. The following obligations of the Company shall be satisfied or fulfilled on or prior to the date of each Closing, unless otherwise agreed to in writing by the Placement Agent:

(a)    The Company shall have delivered to the Placement Agent, at the Initial Closing, (i) a currently-dated long-form good standing certificate or telegram from the Secretary of State where the Company is incorporated and each other jurisdiction in which the Company is qualified to do business as a foreign corporation; (ii) the articles of incorporation (as amended) of the Company, as currently in effect, certified by the Secretary of State of the state where the Company is incorporated; (iii) by-laws of the Company certified by the secretary of the Company; and (iv) certified resolutions of the Board of Directors of the Company approving the execution and delivery of this Agreement, the Investor Warrants and the Placement Agent Warrants, the issuance and sale of the Shares, the issuance of Common Stock upon exercise of the Investor Warrants and Placement Agent Warrants and the registration of the Registrable Securities.

(b)   There shall have occurred no event which has a Material Adverse Effect on the Company or any of its businesses, assets, prospects or the Company’s securities since the date of this Agreement.

(c)    No litigation or administrative proceeding shall have been threatened or commenced against the Company which (i) seeks to enjoin or otherwise prohibit or restrict the consummation of the transactions contemplated by this Agreement or (ii) if adversely determined, would have a Material Adverse Effect on the Company or the Company’s securities.

(d)   The Company shall have delivered to the Placement Agent a certificate of its principal executive and financial officers as to the matters set forth in paragraphs 9(a), (b) and (c) of this Agreement and to the further effect that (i) the Company is not in default, in any respect, under any note, loan agreement, security agreement, mortgage, deed of trust, indenture, contract, alliance agreement, lease, license, joint venture agreement, other agreement or other instrument to which it is a party, except as disclosed in the Financial Statements or the Memorandum and except where such default has not and will not have a Material Adverse Effect; (ii) the Company’s representations and warranties contained in this Agreement are true and correct in all respects on such date with the same force and effect as if made on such date, (iii) there has been no amendment or changes to the Company’s articles of incorporation or by-laws or authorizing resolutions from those delivered pursuant to Paragraph 9(a) of this Agreement; and (iv) no event has occurred which, with or without the lapse of time or giving of notice, or both, would constitute a breach of default thereof by the Company, or would cause acceleration of any obligation of the Company, or could adversely affect the business, operations, financial condition or prospects of the Company.

(e)    The Placement Agent shall have received the opinion of Cohne, Rappaport & Segal, counsel for the Company, dated as of the Closing date in form and substance reasonably satisfactory to the Placement Agent and its counsel.

(f)     The Company shall have prepared and filed or delivered to counsel for filing with the SEC and any states in which such filing is required, a Form D relating to the sale of the Common Stock and such other documents and certificates as are required.

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(g)    Subscriptions for at least the Minimum Amount of Common Stock shall have been accepted by the Company.

(h)  In addition to the right of the Placement Agent to terminate this Agreement and not consummate the transactions contemplated by this Agreement as a result of the failure of the Company to comply with any of its obligations set forth in this Agreement, this Agreement may be terminated by the Placement Agent by written notice to the Company at any time prior to the Initial Closing if, in the Placement Agent’s sole judgment, (i) the Company shall have sustained a loss that is material to the Company, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or government action, order or decree; (ii) trading in securities on any exchange or system shall have been suspended or limited either generally or specifically with respect to the Common Stock; (iii) material governmental restrictions have been imposed on trading in securities generally or specifically with respect to the Common Stock (not in force and effect on the date of this Agreement); (iv) a banking moratorium shall have been declared by Federal or New York State authorities; (v) an outbreak of major international hostilities or other national or international calamity shall have occurred; (vi) the Congress of the United States or any state legislative body shall have passed or taken any action or measure, or such bodies or any governmental body or any authoritative accounting institute, or board, or any governmental executive shall have adopted any orders, rules or regulations, which the Placement Agent reasonably believes is likely to have a Material Adverse Effect on the business, financial condition or financial statements of the Company or the market for the Common Stock; (vii) the Common Stock shall have been delisted from the exchange on which it currently listed, or the Company shall have received notice from such exchange advising the Company of its intention to have the Common Stock delisted from such exchange, whether conditional or otherwise, or the Company shall fail to meet the requirements for continued listing on such exchange; or (viii) there shall have been, in the Placement Agent’s judgment, a material decline in the Dow Jones Industrial Index or the market price of the Common Stock at any time subsequent to the date of this Agreement.

10.	Indemnification.

(a)    Indemnification by Company. The Company agrees to indemnify and hold harmless Placement Agent, its officers, directors and agents from and against any and all losses, liabilities, claims, damages and expenses (each a “Claim” and, collectively, “Claims”) whatsoever arising out of (1) a breach or alleged breach by the Company of any warranty set forth in Section 2, (2) failure or alleged failure by the Company to comply with the provisions of Section 2, or (3) any untrue statement or alleged untrue statement of a material fact contained in the Memorandum or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such Claim arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission contained in the material furnished to the Company by Placement Agent on Placement Agent’s behalf, specifically for inclusion therein, which relates to Placement Agent’s activities pursuant to this Agreement.

(b)   Indemnification by Placement Agent. Placement Agent agrees to indemnify and hold harmless the Company (its officers, directors and agents) and each person, if any, who controls any of the foregoing within the meaning of the 1933 Act to the same extent as

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the indemnity from the Company described above against any and all Claims whatsoever (or actions in respect thereto) arising out of or based upon any misrepresentation or alleged misrepresentation, failure or alleged failure by Placement Agent to comply with the covenants and agreements set forth in Section 3.

(c)    Any person entitled to indemnification under Section 10(a) or (b) of this Agreement (an “indemnified party”) shall notify promptly the person obligated to provide such indemnification (the “indemnifying party”) in writing of the commencement of any any action or proceeding brought by a third person against the indemnified party with respect to a Claim (a “Third Party Claim”) for which the indemnified party may be entitled to indemnification from the indemnifying party under this Section 10, but the omission of such notice shall not relieve the indemnifying party from any liability which it may have to any indemnified party under Section 10 of this Agreement, except to the extent that such failure shall materially adversely affect any indemnifying party or its rights hereunder. The indemnifying party shall be entitled to participate in, and, to the extent that it chooses, to assume the defense of any Third Party Claim with counsel reasonably satisfactory to the indemnified party; and, after notice from the indemnifying party to the indemnified party that it so chooses, the indemnifying party shall not be liable for any legal or other expenses or disbursements subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the Third Party Claim within twenty (20) days after receiving notice from the indemnified party that the indemnified party of such Third Party Claim; (ii) if the indemnified party who is a defendant in such Third Party Claim which is also brought against the indemnifying party reasonably shall have concluded that there are legal defenses available to the indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there are legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any reasonable expenses therefor; provided, that no indemnifying party shall be subject to any liability for any settlement of a Third Party Claim made without its consent (which may not be unreasonably withheld, delayed or conditioned). If the indemnifying party assumes the defense of any Third Party Claim hereunder, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party.

11.	Fees; Other Rights.

(a)    As disclosed in the Memorandum, a fee (“Success Fee”) equal to eight percent (8%) of the gross proceeds through the sale of the Shares shall be payable to the Placement Agent, except that such fee shall be four percent (4%) for sales to purchasers that were not introduced to the Company by the Placement Agent.

(b)   In addition to the sums payable to the Placement Agent as provided elsewhere herein, the Placement Agent shall be entitled to receive at the Closing, as additional compensation for its services, warrants (the “Placement Agent Warrants”) with a five (5) year

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term for the purchase of an amount of Common Stock equal to ten percent (10.0%) of the Common Stock into which the Preferred Shares sold in this Offering are convertible. The exercise price of the Placement Agent Warrants will initially be equal to one hundred ten percent (110%) of the Conversion Price of the Preferred Stock.

(c)    The Company also agrees to pay to the Placement Agent, a cash fee equal to eight (8.0%) percent of the gross proceeds, if any, received subsequent to the termination of the Offering from any party introduced to the Company by the Placement Agent during the Offering Period; provided that such proceeds are received by the Company within one year of the date of such introduction and that the Placement Agent has promptly notified the Company that such introduction has been made

(d)   Upon closing, the Company will reimburse the Placement Agent for up to $35,000 of its actual and reasonable out-of-pocket expenses incurred in connection with Offering, including fees and expenses of its counsel.

(e)    The Company shall pay any fees required in connection with the qualification of the sale of the Shares under the state securities or “blue sky” laws of any state which the Placement Agent reasonably deems necessary.

(f)     All payments in connection with the sale of the Shares shall be made pursuant to the terms and conditions of the escrow agreement between Placement Agent and CSC Trust Company of Delaware, an executed copy of which has been delivered to and acknowledged by the Company.

(g)    During the 12 months following the termination of this Agreement, if the Company issues and sells securities to any person that the Placement Agent introduced to the Company or with which the Placement Agent had discussions or negotiations during the term of this Agreement on behalf of the Company regarding the Company’s securities, then the Company shall pay the Placement Agent upon such issuance and sale a cash fee equal to that which would have been payable to the Placement Agent had such issuance and sale occurred during the term of this Agreement.

(h)    If during the year following the completion of the Proposed Offering, the Company shall propose to raise debt or equity through a public offering or private placement (a “Subsequent Capital Raise”), other than senior secured financing with a bank or other financial institution, the Company shall provide written notice to the Placement Agent of the proposed terms of such Subsequent Capital Raise, including any commissions, success, finders or other fees or any similar compensation, including issuance of equity or warrants, options, rights or other securities convertible into equity of the Company to be payable or deliverable to any broker, placement or other agent, dealer or other similar person in connection with the Subsequent Capital Raise. If the Company and the Placement Agent shall not after commercially reasonable efforts negotiate and agree to mutually acceptable terms for the involvement of the Placement Agent in such Subsequent Capital Raise within thirty (30) days of such notice, the Company shall have the right to proceed with such Subsequent Capital Raise, so long as such Subsequent Capital Raise shall be consummated within one hundred eighty days of such notice and the terms upon which any broker, placement or other agent, dealer or other similar person shall participate in the Subsequent Capital Raise shall be no more favorable to such broker, placement or other agent, dealer or other similar person than the terms offered to the Placement Agent in such notice or pursuant to such negotiations, unless such more favorable terms shall

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first offer such more favorable terms to the Placement Agent pursuant to the terms of this subsection (h).

12.                  Confidentiality. The Placement Agent and the Company mutually agree that they will not disclose any confidential information received from the other party to others, except with the written permission of the other party or as such disclosure may be required by law.

13.                  Notices. All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission, if confirmed by mail as provided in this Section 12. Notices shall be deemed to have been received on the date of personal delivery or facsimile or, if sent by certified or registered mail, return receipt requested, shall be deemed to be delivered on the third business day after the date of mailing. Notices shall be sent to the following addresses:

To the Company:

PARK CITY GROUP
3160 Pinebrook Road
Park City, Utah 84098
Attention: Randy Fields
Facsimile: (435) 645-2010

With a copy to:

Cohne, Rappaport & Segal
257 East 200 South, 7th Floor
Salt Lake City, Utah 84111
Facsimile: (801) 355-1813
Attention: A.O. Headman Jr.

To Placement Agent:

TAGLICH BROTHERS, INC.
405 Lexington Avenue, 51st Floor
New York, NY 10174
Facsimile: (212) 661-6824
Attention: Robert Schroeder

With a copy to:

EDWARDS ANGELL PALMER & DODGE LLP
750 Lexington Avenue
New York, NY 10022
Facsimile: (212) 308-4844
Attention: Geoffrey Etherington, Esq.

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or to such other address as any party shall designate in the manner provided in this Section 12.

14.	Miscellaneous.

(a)    This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and supercedes any and all prior or contemporaneous oral and prior written agreements and understandings. This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by all parties with respect to a modification or amendment or the party granting the waiver with respect to a waiver. No course of conduct or dealing and no trade custom or usage shall modify any provisions of this Agreement.

(b)   This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state. Each party hereby consents to the exclusive jurisdiction of the Federal and state courts situated in New York County, New York in connection with any action arising out of or based upon this Agreement and the transactions contemplated by this Agreement.

(c)    This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective personal representatives, successors and permitted assigns.

(d)   In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

(e)    Each party shall, without payment of any additional consideration by any other party, at any time on or after the date of any Closings take such further action and execute such other and further documents and instruments as the other party may request in order to provide the other party with the benefits of this Agreement.

(f)     The captions and headings contained herein are solely for convenience and reference and do not constitute a part of this Agreement.

(g)    All references to any gender shall be deemed to include the masculine, feminine or neuter gender, the singular shall include the plural and the plural shall include the singular.

(h)    This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

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[Signature page follows]

                IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

PARK CITY GROUP, INC.	TAGLICH BROTHERS, INC.

By:	By:
Name:	Name:
Title:	Title: